Exhibit 99.3

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

      The following table sets forth our selected historical and other financial data on a consolidated basis for each of the years in the five-year period ended December 31, 2002 and for the nine months ended September 30, 2002 and 2003. The selected historical and other financial data for each of the years in the five-year period ended December 31, 2002 were derived from our audited consolidated financial statements. The selected historical and other data for the nine months ended September 30, 2002 and 2003 were derived from our unaudited financial statements which, in the opinion of management, include the adjustments (consisting of normal recurring accruals) necessary for a fair presentation of our results of operations and financial position for such periods. The results of operations for the nine months ended September 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003 or any other period. The trends in our sales and net income are affected by several business combinations completed in the fiscal years 1998 through 2002. The information contained in this table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements, including the notes thereto, included elsewhere in this offering memorandum.

						Nine Months Ended
	Year Ended December 31,					September 30,

	1998	1999	2000	2001	2002	2002	2003

	($ in thousands)					(Unaudited)
Statement of Operations — Consolidated
Product sales	$539,345	$433,105	$441,557	$483,834	$466,809	$351,100	$372,956
Royalties	37,425	108,885	155,100	136,989	270,265	186,368	136,755

Total revenue	576,770	541,990	596,657	620,823	737,074	537,468	509,711
Cost of product sales	204,814	128,390	143,303	149,554	157,013	113,360	131,295

Gross profit — product sales	334,531	304,715	298,254	334,280	309,796	237,740	241,661
Selling, general & administrative expenses(1)	205,056	183,307	217,894	219,003	530,953	412,232	201,943
Research & development costs	16,479	8,212	16,383	28,706	49,531	35,526	29,701
Amortization expense	18,636	25,663	27,590	28,733	30,341	23,960	27,371
Eastern European charges(2)	428,403	—	—	—	—	—	—
Acquired in-process research and development(3)	—	—	—	—	—	—	117,609

Income (loss) from operations	(296,618)	196,418	191,487	194,827	(30,764)	(47,610)	1,792
Other income (loss), net including translation and exchange	(23,745)	(2,739)	(2,077)	3,084	8,707	8,192	496
Gain on sale of subsidiary stock(4)	—	—	—	—	261,937	261,937	—
Loss on early extinguishment of debt(5)	—	—	(4,962)	(32,916)	(25,730)	(25,730)	—
Interest income	15,311	8,865	12,483	9,473	5,644	4,434	3,066
Interest expense	(37,757)	(55,439)	(60,248)	(55,665)	(42,856)	(34,381)	(23,892)

Income (loss) from continuing operations before income taxes and minority interest	(342,809)	147,105	136,683	118,803	176,938	166,842	(18,538)
Provision for income taxes	5,393	26,703	34,408	42,078	74,963	58,811	37,647
Minority interest	(41,300)	(2,927)	(509)	174	17,730	10,670	11,667

Income (loss) from continuing operations	(306,902)	123,329	102,784	76,551	84,245	97,361	(67,852)
Income (loss) from discontinued operations(6)	(45,172)	(4,703)	(12,604)	(12,417)	(197,288)	(109,742)	13,992
Cumulative effect of change in accounting principle(7)	—	—	—	—	(21,791)	(21,791)	—

Net income (loss)	$(352,074)	$118,626	$90,180	$64,134	$(134,834)	$(34,172)	$(53,860)

											Nine Months Ended
	Year Ended December 31,										September 30,

	1998		1999		2000		2001		2002		2002		2003

	($ in thousands)										(Unaudited)
Other Data — Consolidated
Adjusted EBITDA(8)	$170,218		$244,760		$240,920		$252,345		$267,021		$201,684		$165,228
Depreciation & amortization	38,433		48,342		49,433		53,484		56,242		42,758		45,827
Capital expenditures	34,635		28,379		37,582		47,689		19,420		13,593		9,241
Gross profit margin — product sales(9)	62.0%		70.4%		67.5%		69.1%		66.4%		67.7%		64.8%
Adjusted EBITDA margin	29.5%		45.2%		40.4%		40.6%		36.2%		37.5%		32.4%
Cash flow provided by (used in):
Operating activities	$9,624		$87,123		$181,684		$138,112		$22,530		$(8,384)		$171,132
Investing activities	(295,046)		(50,360)		(90,795)		(119,065)		222,053		242,230		(97,570)
Financing activities	186,019		36,399		(112,765)		150,722		(318,074)		(310,849)		(26,277)
Total debt/Adjusted EBITDA(10)	3.0	x	2.5	x	2.1	x	2.9	x	1.8	x	1.7	x	2.1	x
Net debt/Adjusted EBITDA(10)	2.3	x	1.8	x	1.5	x	1.7	x	0.9	x	0.9	x	0.8	x
Adjusted EBITDA/interest expense	4.5	x	4.4	x	4.0	x	4.5	x	6.2	x	5.9	x	6.9	x
Ratio of earnings to fixed charges(11)	3.5	x	3.7	x	3.3	x	3.1	x	5.1	x	5.9	x	5.1	x
Balance Sheet Data (at period end)
Cash	$116,204		$171,500		$147,797		$317,011		$245,184		$236,663		$301,028
Working capital	162,177		318,533		317,356		509,601		397,070		365,046		379,836
Net assets of discontinued operations(2), (6)	216,587		265,146		240,939		267,482		153,762		215,423		7,956
Total assets(2), (6), (7)	1,356,396		1,472,261		1,477,072		1,754,365		1,488,549		1,509,570		1,404,997
Total debt(5)	508,463		604,435		511,106		739,377		485,471		492,149		479,955
Stockholders’ equity(1), (2), (3), (4), (5), (6), (7)	586,164		683,572		757,194		810,717		703,690		778,837		644,081

(1)	We recorded $4,034,000 and $241,543,000 of non-recurring and other unusual charges, which are included in selling, general and administrative expenses, for the years ended December 31, 2001 and 2002, respectively and $204,958,000 for the nine months ended September 30, 2002. The non-recurring and other unusual charges include compensation costs related to the change in control, severance costs, expenses incurred in connection with Ribapharm’s initial public offering, write-off of certain assets, environmental clean-up costs and costs incurred in our proxy contests in 2001 and 2002.

(2)	As a result of political and economic events in Eastern Europe, including the Yugoslavian government’s seizure of our Yugoslavian operations effective November 26, 1998, we recorded write-offs and provisions for losses related to Eastern Europe totaling $428,403,000 in the year ended December 31, 1998.

(3)	In August 2003, we repurchased the approximately 20% publicly held minority interest in our Ribapharm subsidiary for an aggregated total purchase price of $207,438,000. In connection with this acquisition, we expensed $117,609,000 associated with acquired IPR&D on projects that had not occurred.

(4)	In April 2002, we completed an underwritten public offering of 29,900,000 shares of common stock, par value $.01 per share, of Ribapharm, previously a wholly-owned subsidiary, representing 19.93% of the total outstanding common stock of Ribapharm. In connection with Ribapharm’s public offering, we recorded a gain on the sale of Ribapharm’s stock of $261,937,000, net of offering costs.

(5)	On April 17, 2002, we used the proceeds of the Ribapharm offering to complete our tender offer and consent solicitation for all of our outstanding 8 3/4% Senior Notes due 2008. The redemption of these notes resulted in a loss on extinguishment of debt of $43,268,000. In July and August 2002, we repurchased $59,410,000 principal amount of our 6 1/2% Convertible Subordinated Notes due 2008. In connection with these repurchases, we recorded a gain on early extinguishment of debt of $17,538,000. The net loss on extinguishment of debt was $25,730,000 for the nine months ended September 30, 2002 and the year ended December 31, 2002.

During 2001, we repurchased $117,559,000 aggregate principal amount of our outstanding 8 3/4% Senior Notes due 2008 and redeemed and repurchased $190,645,000 aggregate principal amount of our 9 1/4% Senior Notes due 2005, resulting in a loss on early extinguishment of debt of $32,916,000.

During 2000, we repurchased $84,355,000 of its outstanding 9 1/4% Senior Notes due 2005 and $12,830,000 of its outstanding 8 3/4% Senior Notes due 2008. The repurchases generated a loss on early extinguishment of debt of $4,962,000.

In July 2001 we issued $525,000,000 aggregate principal amount of 6 1/2% Convertible Subordinated Notes due 2008.

(6)	During 2002, we made the decision to divest our Russian pharmaceuticals segment, biomedicals segment, raw materials businesses and manufacturing capability in Hungary and the Czech Republic, photonics business and Circe unit. This decision required us to evaluate the carrying value of the divested businesses in accordance with the Statement of Accounting Standard, or SFAS, No. 144, Accounting for the Impairment or Disposal of Long-lived Assets. As a result of this analysis, we recorded impairment charges of $160,010,000 (net of an income tax benefit of $48,193,000) in the year ended December 31, 2002. The results of operations and the financial position of the divested businesses have been reflected as discontinued operations. During 2002, we recorded a loss of $45,172,000 from discontinued operations reflecting the write-down of assets in Russia.

(7)	During 2002, we completed the transitional impairment test required by SFAS 142, Goodwill and Other Intangible Assets. As a result, we recorded an impairment loss of $25,332,000 offset by a benefit of $3,541,000 for the write-off of negative goodwill. The net amount of $21,791,000 has been recorded as a cumulative effect of change in accounting principle.

(8)	Adjusted EBITDA represents the sum of income (loss) from operations plus depreciation and amortization excluding unusual and non-recurring items and acquired IPR&D. We understand that some industry analysts and investors consider EBITDA to be useful in analyzing the operating performance of a company and its ability to service debt. EBITDA, however, is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to, or more meaningful than, net income as a measure of operating performance or cash flows from operating, investing or financing activities as a measure of liquidity. EBITDA is susceptible to varying interpretations and calculations. Our calculation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. See “SEC Review” for a discussion regarding the treatment of this information in an exchange offer registration statement or a shelf registration statement, as the case may be, which we agreed to file.

A reconciliation of Adjusted EBITDA to operating income is as follows:

						Nine Months Ended
	Year Ended December 31,					September 30,

	1998	1999	2000	2001	2002	2002	2003

	(In thousands)
Income (loss) from operations	$(296,618)	$196,418	$191,487	$194,827	$(30,764)	$(47,610)	$1,792
Acquired IPR&D	—	—	—	—	—	—	117,609
Non-recurring charges	428,403	—	—	4,034	241,543	206,536	—

Adjusted income from operations	131,785	196,418	191,487	198,861	210,779	158,926	119,401
Depreciation and amortization	38,433	48,342	49,433	53,484	56,242	42,758	45,827

Adjusted EBITDA	$170,218	$244,760	$240,920	$252,345	$267,021	$201,684	$165,228

(9)	For further information on our gross profit margins reference is made to “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(10)	For the purpose of computing this ratio, Adjusted EBITDA, used in the column under nine months ended September 30, 2002 and 2003, is based on Adjusted EBITDA of $296,548,000 and $230,565,000 for the twelve months ended September 30, 2002 and 2003, respectively.

(11)	For the purpose of computing this ratio, earnings consist of income from continuing operations before income taxes, minority interest and fixed charges. Fixed charges consist of interest expense. For the nine months ended September 30, 2003, non-cash charges of $117,609,000 related to acquired in-process research and development were excluded from the calculation. For the year ended December 31, 1998, non-cash charges of $436,197,000 related to Eastern European charges were excluded from the calculation.